UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2016

PLUSH CORPORATION.

(Exact name of registrant as specified in its charter)

Nevada	333-209166
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

5348 Vegas Drive, Las Vegas, NV 89108

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (702) 831-6550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors accepted the resignations of Alexander Bains as Chief Financial Officer, Secretary and Treasurer, and Numan Ijaz as Chief Executive Officer and President, effective September 1, 2016.

There have been no disagreements between Mr. Bains and Mr. Ijaz and the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.  The Company has provided Mr. Bains and Mr. Ijaz a copy of the disclosures it is making in this Item 5.02 no later than the day of filing this Form 8-K with the SEC.  The Company has also provided them the opportunity to furnish the Company, as promptly as possible, a letter addressed to the Company stating whether they agree with the statements made by the Company in this Item 5.02, and, if not, stating the respects in which they do not agree.  The Company will file any letter received from either Mr. Bains or Mr. Ijaz by the Company with the SEC as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

Effective September 1, 2016, the Board of Directors appointed the following individuals to the following positions:

Eric Yap, Chief Executive Officer, Director

Peng Soon Yap, Chief Operating Officer

Man Tat Teh, Chief Financial Officer

Kian Chye Teh, Secretary, Director

None of the above individuals have been involved in any legal proceedings during the past ten years that are material to an evaluation of their ability or integrity.  There are no family relationships among directors, officers or any of the above-listed individuals.  There have been no transactions between the above-listed individuals and the Company since the beginning of the last fiscal year, or any currently proposed transaction, which would be required to be reported pursuant to Item 404(a) of Regulation S-K.  Following is a description of the business experience for the last five years of each officer:

Eric Yap, CEO, Director, age 51, has been serving as CEO and President of TRON Communications, a telecommunication company in Malaysia since April 2015.  Dr. Yap holds an advanced diploma in international marketing, a master’s degree and an honorable doctorate qualification in business administration.  His career as an entrepreneur has led him to venture into various industries including insurance, property, construction, travel, security and finally telecommunication.  During his career, Dr. Yap has earned many significant awards, including the Brandlaureate Corporate Best Brand Award, the Brandlaureate Leadership Award, the Malaysia 2016 CSR Award and the Asia Pacific Entrepreneur Award.

Man Tat Teh, Director, CFO, is a chartered accountant under the Association of Chartered Certified Accountants (ACCA) from the Sunway University, Malaysia in 2015.  Mr. Teh is also a Bachelor of Arts (honors) degree holder from Taylors University majoring in Accounting and Finance. Mr. Teh has been servicing as executive director and treasurer of TRON Communications since 2015.  His key responsibilities are to manage all accounts related matters of the company and its subsidiaries from AP/AR to preparation of full consolidated accounting reports.  Mr. Teh also handles the taxation for TRON to ensure all regulatory requirements are met.

Peng Soon Yap, COO, age 34, graduated as an Electrical/Electronic Engineer in the University of Technology Malaysia in year 2005.  He joined Talk Focus Sdn Bhd in September, 2015, and is now serving as the Executive Vice President in charge of the overall execution of company strategic plans and directions through overseeing operations, sales and marketing and overseeing operations to help Talk Focus achieve its financial goals and objectives.  Previously, he was Product Manager responsible for the planning of product roadmap, costing, pricing, simcard provisioning and production.  Prior to joining Talk Focus, he was working in Intel Microelectronics (M) Sdn Bhd for 10 years as Senior Technical Software Development Engineer.  His responsibilities include path-finding on new software solution, tools architecture and projects roadmap planning.  He was assigned for two years’ relocation at Intel Oregon, USA for on-site support and few business trips to USA for customer face to face meetings and attending global technical conferences.

Kian Chye Teh, secretary, has worked for Technology Revolution On-Net Sdn Bhd (“TRON”) as managing director handling marketing and corporate affairs matters since August 2015.  He successfully raised the image of TRON by emphasizing corporate social responsibility and awareness.  He is responsible for managing the operational activities, coordinating and executing the business plan.  Kian will also be responsible for designing the reward compensation for the staff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLUSH CORPORATION
/s/ Eric Yap
Dated: September 2, 2016	By:	Eric Yap, CEO